                                                                     Exhibit
                                                                     11.1

                              ACRES GAMING INCORPORATED
                          COMPUTATION OF EARNINGS PER SHARE




                                       For Three Months Ended        For Six Months Ended
                                            December 31,                  December 31,
                                          1996           1995           1996           1995
                                       ----------     ---------      ----------     ----------
Net Income (Loss)                      $1,366,000      $(861,000)    $2,855,000    ($1,578,000)
                                       ----------      ---------     ----------     ----------
                                       ----------      ---------     ----------     ----------

Weighted Average Number of Shares of
Common Stock and Common Stock
Equivalents Outstanding:

  Weighted average number of
  common shares outstanding             8,482,000      7,629,000      7,991,000      7,688,000

  Dilutive effect of warrants and
  employee stock options after
  application of the treasury stock
  method                                  735,000              *        812,000              *
                                       ----------      ---------     ----------     ----------

  Total shares used in per share
  computation                           9,217,000      7,629,000      8,803,000      7,688,000
                                       ----------      ---------     ----------     ----------
                                       ----------      ---------     ----------     ----------

                                       ----------      ---------     ----------     ----------
                                       ----------      ---------     ----------     ----------
Net Income (Loss) Per Share                 $0.15         $(0.11)         $0.32         ($0.21)
                                       ----------      ---------     ----------     ----------
                                       ----------      ---------     ----------     ----------


* Effect of common stock equivalents is anti-dilutive and therefore not included.
